EXHIBIT 32

                CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Municipal Securities Purchase, Inc. (the "registrant") on Form 10-Q for the period ended June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "report"), we, LeAnn Rogers and Kathleen Gan, Chairman and Vice President and Treasurer, respectively, of the registrant, certify pursuant to 18 U.S.C. Section 1350, that to our knowledge:

(1) The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

July 29, 2005

/s/ LeAnn Rogers
----------------
LeAnn Rogers
Chairman
(Principal Executive Officer)

/s/ Kathleen Gan
----------------
Kathleen Gan
Vice President and Treasurer
(Principal Financial and Accounting Officer)